        As filed with the Securities and Exchange Commission on   May 26, 1998

                                        Registration Statement No.____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------

                                  LABARGE, INC.
                                  -------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                      73-0574586
--------------------------                -------------------------------------
 (State of incorporation)                  (I.R.S. Employer Identification No.)

                  9900A Clayton Road, St. Louis, Missouri 63124
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                   LABARGE, INC. EMPLOYEE STOCK PURCHASE PLAN
                   ------------------------------------------
                            (Full title of the plan)

                               William J. Maender
                   Vice President and Chief Financial Officer
                                  LaBarge, Inc.
                               9900A Clayton Road
                            St. Louis, Missouri 63124
                            -------------------------
                     (Name and address of agent for service)

                               (314) 997-0800
                               --------------
        (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
 Title of securities        Amount to be            Proposed maximum              Proposed maximum              Amount of
   to be registered         registered(1)        offering price per share     aggregate offering price       registration fee
 --------------------       -------------        ------------------------     -------------------------      -----------------
Common Stock, par          1,000,000 shares             $3.9375(2)                 $3,346,875                 $1,015.00
value $.01 per share
===============================================================================================================================


(1) Pursuant to Rule 416(c), also registered hereby are such additional indeterminate number of shares of the Registrant's Common Stock as may be required pursuant to the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(h), the offering price is calculated as 85% of the closing price of the Registrant's Common Stock as quoted on the American Stock Exchange on May 21, 1998. The shares will be purchased under the Plan at the lower of 85% of market on the first or last day of each Plan period.

                    --------------------------------------

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by LaBarge, Inc. (the "Company" or "Registrant") and relates to 1,000,000 shares of the Company's Common Stock issuable under the LaBarge, Inc. Stock Purchase Plan.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1:  Plan Information.*

ITEM 2:  Registrant Information and Employee Plan Annual Information.*


         *Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by LaBarge, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report filed on Form 10-K for the fiscal year ended June 29, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934;

         (b) All other reports filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of 1997; and

         (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 No. 33-23137, effective September 28, 1988.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware sets forth provisions pursuant to which officers and directors of the Company may be indemnified against any liabilities which they may incur in their capacity as such. Article VII of the Company's by-laws, as amended, provides for the indemnification of directors and officers of the Company against certain liabilities under certain circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 by the Company may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company understands that the Securities and Exchange Commission is of the opinion that such indemnification is against public policy as expressed in said Act and therefore may be unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.  The following Exhibits are filed as a part of this
                    Registration Statement:

         EXHIBIT           DESCRIPTION

         4.1 Restated Certificate of Incorporation dated October 26, 1995, previously filed as Exhibit 3.1(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 1995 and incorporated herein by reference.

         4.1(a) Amendment to Certificate of Incorporation dated November 14, 1997, previously filed as Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 28, 1997 and incorporated herein by reference.

         4.2 By-Laws, as amended, previously filed as Exhibit 3.2(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 1995 and incorporated herein by reference.

         4.3      LaBarge, Inc. Employee Stock Purchase Plan

         5 Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered.

         23(a)    Consent of KPMG Peat Marwick LLP.

         23(b) Consent of Armstrong, Teasdale, Schlafly & Davis (incorporated in Exhibit 5 described above).

         25       Powers of Attorney (See Signature Page).


ITEM 9.  UNDERTAKINGS.

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to

                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and in the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis County, State of Missouri, on May 26, 1998.

                                      LABARGE, INC.


                                      By:     /s/Craig E. LaBarge/s/
                                          -----------------------------------
                                          Craig E. LaBarge
                                          President and Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Craig E. LaBarge and William J. Maender his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       Signature                              Title                                          Date



  /s/Pierre L. LaBarge, Jr./s/              Chairman Emeritus and                         5/26/98
------------------------------              Director
Pierre L. LaBarge, Jr.



/s/Craig E. LaBarge/s/                      President (Chief Executive Officer)           5/26/98
----------------------                      and Director
Craig E. LaBarge



 /s/William J. Maender/s/                   Vice President-Finance (Chief                 5/26/98
-------------------------                   Financial and Accounting Officer)
William J. Maender                          and Secretary




  /s/Gus G. Casten/s/                       Director                                      5/26/98
---------------------
Gus G. Casten



  /s/Robert H. Chapman/s/                   Director                                      5/26/98
-------------------------
Robert H. Chapman


  /s/Richard P. Conerly/s/                  Director                                      5/26/98
--------------------------
Richard P. Conerly


       Signature                            Title                                          Date
       ---------                            -----                                          ----


  /s/R. Hal Dean/s/                         Director                                       5/26/98
-------------------
R. Hal Dean



 /s/Edward J. Nestor, Jr./s/                Director                                       5/26/98
------------------------------
Edward J. Nestor, Jr.



/s/James P. Shanahan, Jr./s/                Director                                       5/26/98
------------------------------
James P. Shanahan, Jr.



 /s/Jack E. Thomas, Jr./s/                  Director                                       5/26/98
--------------------------
Jack E. Thomas, Jr.



  /s/J. C. Kuhn/s/                          Director                                       5/26/98
-------------------
J.C. Kuhn


                                  EXHIBIT INDEX

EXHIBIT                                                                              SEQUENTIALLY
  NO.                                DESCRIPTION                                     NUMBERED PAGE
-------                              -----------                                     -------------

  4.1 Restated Certificate of Incorporation dated October 26, 1995, previously filed as Exhibit 3.1(i) to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended October 1, 1995 and incorporated herein by reference.

  4.1(a)          Amendment to Certificate of Incorporation dated November 14, 1997, previously filed as Exhibit 3.1(a) to the Company's Quarterly
                  Report on Form 10-Q for the quarter ended December 28, 1997 and incorporated herein by reference.

  4.2 By-Laws, as amended, previously filed as Exhibit 3.2(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  October 1, 1995 and incorporated herein by reference.

  4.3             LaBarge, Inc. Employee Stock Purchase Plan.

  5               Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered.

  23(a)           Consent of KPMG Peat Marwick LLP.

  23(b)           Consent of Armstrong, Teasdale, Schlafly & Davis (incorporated in
                  Exhibit 5 described above).

  25              Powers of Attorney (See Signature Page).

                                    II-7